EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Eric B. Stang, certify that, to the best of my knowledge based upon a review of Amendment No. 1 to the Form 10-K for the year ended December 31, 2002 (the “Form 10-K/A”), the Form 10-K/A fully complies with the requirements of Section 13(a) of the Exchange Act and that information contained in the Form 10-K/A fairly presents, in all material respects, the financial condition and results of operations of Lexar Media, Inc. for the periods covered by the Form 10-K/A.

Date: July 30, 2003	By:	/s/ ERIC B. STANG
Eric B. Stang
President, Chief Executive Officer and Chairman of the Board of Directors,
Lexar Media, Inc.

A signed original of this written statement required by Section 906 has been provided to Lexar Media, Inc. and will be retained by Lexar Media, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

I, Brian T. McGee, certify that, to the best of my knowledge based upon a review of the Form 10-K/A, the Form 10-K/A fully complies with the requirements of Section 13(a) of the Exchange Act and that information contained in the Form 10-K/A fairly presents, in all material respects, the financial condition and results of operations of Lexar Media, Inc. for the periods covered by the Form 10-K/A.

Date: July 30, 2003	By:	/s/ BRIAN T. MCGEE
Brian T. McGee
Vice President, Finance and Chief Financial Officer,
Lexar Media, Inc.

A signed original of this written statement required by Section 906 has been provided to Lexar Media, Inc. and will be retained by Lexar Media, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.